UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2005
MOBILE MINI, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 894-6311
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD
On December 14, 2005, Mobile Mini, Inc. issued a press release announcing its 2005 and 2006 earnings guidance. A copy of the press release is furnished as Exhibit 99.01 to this report.
In accordance with general instruction B.2 to Form 8-K, information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
The press release includes the financial measure EBITDA and certain pro forma financial results. The EBITDA and other pro forma financial measurements may be deemed a “non-GAAP financial measure” under rules of the Securities and Exchange Commission, including Regulation G. We define EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, and debt restructuring expense. We use EBITDA as a financial measure in management decision-making because we believe it provides useful supplemental information regarding our financial and liquidity position and facilitate internal comparisons to historical financial position and operating performance of prior periods and external comparisons to competitors’ financial position and operating performance. In addition, several of the financial covenants under our revolving credit facility are expressed by reference to this financial measure, similarly computed. The pro forma earnings guidance for 2006 excludes approximately $0.12 per diluted share after taxes to reflect the expenses associated with the adoption of SFAS 123(R). The pro forma earnings guidance for 2005 excludes: (i) an estimated expense of $1.7 million ($1.0 million after taxes) due to losses sustained as a result of Hurricane Katrina, which includes certain limited insurance reimbursements; (ii) a one-time, pre-tax gain of $3.2 million or $0.13 per diluted share after tax, which was the result of a settlement of a third party claim related to litigation that concluded in 2003; and (iii) a $0.5 million tax benefit or $0.03 per diluted share, due to recognition of certain state net operating loss carry forwards that were previously scheduled to expire in 2005 and 2006, that management now believes are recoverable. Management reached this conclusion due to the improved results of operations achieved in 2005 and expected in 2006. The Company includes EBITDA in its earnings guidance to provide transparency to investors.

Item 9.01	Exhibits.
(c) Exhibits.
     99.01 Registrant’s press release dated December 14, 2005.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.
Dated: December 14, 2005	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

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